Exhibit 10.2

THIRD AMENDMENT TO

PURCHASE AND SALE AGREEMENT

AMENDMENT NO. 3 TO PURCHASE AND SALE AGREEMENT, dated as of April 30, 2012 (this “Amendment”), among Edward S. Nichols, Thad Purcell, Barry Benton, Vesta LP, Sean Sassin, Renee Sasin, James C. Gibson and Susan G. Goodwin (collectively “Seller”), Edwin S. Nichols Exploration, Inc. (Operator) and XUN Oil Corporation as successor to Crockett Energy Corporation (“Buyer” and together with the Seller, Operator and the “Parties”).

W I T N E S S E T H:

WHEREAS, the Parties have entered into a Purchase and Sale Agreement, dated as of January 31, 2012 (the “Agreement”);

WHEREAS, on the date hereof, the Parties desire to amend the Agreement on the terms set forth in herein to extend the Closing Date.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency and receipt of all of which is hereby acknowledged, the Parties hereto hereby agree as follows:

1.

Changes to the Agreement.

Paragraph 3(a) is hereby deleted and the following is substituted in lieu thereof:

Subject to the satisfaction of all conditions to the Closing set forth in Section 10 of this Agreement (unless waived by the party entitled to satisfaction of such condition), the sale and purchase of the Properties (the “Closing”) shall be on or before June 29, 2012 at such place as Buyer and Seller shall mutually agree.  Buyer’s failure to close this transaction on or before June 29, 2012 for any reason other than those set out in 10a or failure to make any interest payment as set forth herein shall immediately terminate the Agreement and the Seller may retain all previously paid Earnest Money and interest (as more fully described in this Amendment) as full liquidated damages, Seller and Buyer agreeing that it would be difficult to ascertain actual damages and therefore agreeing that the Earnest Money and interest retained by Seller would be liquidated damages in lieu of actual damages.

2.

Conditions to Effectiveness.

This Amendment shall become effective as of the first date when each of the following conditions shall have been satisfied:

(i)

Buyer shall release the $250,000.00 in escrow as Earnest Money and direct Smith, Rose, Finley, Escrow Agent, to disburse said funds in the proportionate interests to Seller, less overnight fee or wire fee if applicable, as shown next to their signatures hereto.  Should Closing occur, said Earnest Money shall be credited to the Purchase Price at Closing.

(ii)

Each of the Parties shall have received this Amendment duly executed and delivered by each of the Parties

3.

Further Consideration.

(i)

In consideration of the foregoing Buyer agrees to pay to Seller by wire transfer interest in an amount equal to the rate of 6% per annum on the difference between $17,000,000.00 and the Earnest Money (i.e. $17,000,000.00 less $250,000.00 or $16,750,000.00) until Closing.  The payment of interest shall be made as follows:

a.

On or before May 14, 2012, the sum of $85,356.00, representing the interest due for the entire month of May;

b.

If closing does not occur on or before June 1, 2012, on or before June 1, 2012, the sum of $19,273.97, representing the interest due for June 1-7, 2012;

c.

If closing does not occur before June 8, 2012, on or before June 8, 2012, the sum of $19,273.97, representing the interest due for June 8-14, 2012;

d.

If closing does not occur before June 15, 2012, on or before June 15, 2012, the sum of $19,273.97, representing the interest due for June 15-21, 2012; and

e.

If closing does not occur before June 22, 2012, on or before June 22, 2012, the sum of $19,273.97, representing the interest due for June 22-29, 2012.

Said interest as set forth in subparagraph ii above is non-refundable and will not be credited against Purchase Price at closing.  All interest shall be wired as follows:

First Financial Bank

P. O. Box 5291

San Angelo, Texas    76902

ABA 111306871

further credit to:

SMITH,ROSE,FINLEY,HARP & PRICE

TRUST ACCOUNT

ACCOUNT NO.:  63000105260

Representations and Warranties.

Each Party represents and warrants as follows as of the date hereof: (i) the execution, delivery and performance of the Amendment has been duly authorized by all necessary action on the part of each Party.  The execution, delivery and performance by each Party of this Amendment does not and will not (a) violate any provision of any law or any governmental rule or regulation in any material respect, or any material order, judgment or decree of any court or other agency of government binding on any Party (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any contractual obligation of any Party.  This Amendment has been duly executed and delivered by each Party that is a party hereto and constitutes a legally valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as may be limited by Debtor Relief Laws or by equitable principles and principles of good faith and fair dealing relating to enforceability.

4.

Full Force and Effect.

Except as amended herein, all the terms and conditions of the Agreement shall remain in full force and effect.  On and after the effective date of this Amendment, each reference in the Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Agreement shall mean and be a reference to the Agreement, as amended by this Amendment.

5.

Execution in Counterparts.

This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute one and the same instrument.  Delivery by facsimile or electronic transmission of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment.

6.

Severability.

In case any provision in or obligation of this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

[Space Intentionally Left Blank]

7.

Successors.

The terms of this Amendment shall be binding upon, and shall inure for the benefit of, the parties hereto and their respective successors and assigns

DATED effective April 30, 2012.

"SELLER"

Signed: By: /s/ Edwin S. Nichols

Edwin S. Nichols, Seller - 80% interest

Signed: By: /s/ Thad Purcell

Thad Purcell, Seller - 5% Interest

Signed: By: /s/ Barry L. Benton

Barry L. Benton, Seller - 5% interest

VESTA, LP, a Texas limited partnership

(Seller – 5% interest)

Signed: _________________________________

General Partner

Signed: By: /s/ Renee Sassin

Renee Sassin, Seller, 1% interest

Signed: By: /s/ Sean & Renee Sassin

Sean & Renee Sassin, Seller 2% interest

Signed: By: /s/ James C. Gibson

James C. Gibson, Seller 1% interest

Signed: By: /s/ Susan G. Godwin

Susan G. Godwin, Seller 1% interest

“BUYER”

Xun Oil Corporation

Signed:  By: /s/ Jerry G. Mikolajczyk

Jerry G. Mikolajczyk, President

"OPERATOR"

EDWIN S. NICHOLS EXPLORATION, INC.

Signed: By: /s/ Edwin S. Nichols, Jr.

Edwin S. Nichols, Jr., President

EXHIBIT “A”

West Crockett Project

Oil Producing Properties in West Texas

All Leases 100% Working Interest, 75% Net Revenue Interest

James Padgitt Lease

596 acres, more or less

1 producing well (San Andres)

1 water injection well

Oil and Gas Lease dated March 1, 1977, recorded at Vol. 310, p. 223, Deed Records, Crockett County, Texas, commonly known as the James T. Padgitt Lease, and covering  all of Section 17, Block AZ, S. C. White Survey, A-3003, Crockett County, Texas, containing 596 acres, more or less.

Jeff Owens fee Lease

462.5 acres, more or less

8 producing wells (San Andres)

2 shut-in wells

1 water injection well

Oil and Gas Lease dated March 31, 1945, recorded at Vol. 82, p. 507, Deed Records of Crockett County, Texas, covering all of Section 16, J. Armendaris Survey, A-1874, containing 462.50 acres, more or less (J. W. Owens Fee Lease).

Clara Couch “B” Lease

542 acres, more or less

3 producing wells (San Andres)

1 shut in well

Clara Couch “H” Lease

80 acres, more or less

1 producing well (San Andres)

Oil and Gas Lease dated January 23, 1933, recorded at Vol. 59, p. 415, Deed Records, Crockett County, Texas, covering the all of Section 100, Block GG, W. Brewer Survey, A-5492, containing  622 acres, more or less. (Couch “H”  & “B”Lease);

J. W. Owens Lease -

480 acres, more or less

1 producing well (San Andres)

Oil and Gas Lease dated July 30, 1932, recorded at Vol. 59, p. 637, Deed Records of Crockett County, Texas, covering the S/2 and the NW/4 of Section 8, Block GG, H & O.B. R.R. Co. Survey, A-4919, containing 480 acres, more or less (J. W. Owens Lease);

J. W. Owens “D” Lease

160 acres, more or less

1 producing well (San Andres)

1producing well (Queen Sand)

Oil and Gas Lease dated June 20, 1932, recorded at Vol. 58, p. 624, Deed Records of Crockett County, Texas, covering the northeast quarter (NE/4) of Section 15, Block GG, GC & SF R.R. Co. Survey, A-3266, containing 160 acres, more or less (J. W. Owens “D” Lease).